Exhibit 99.1

Ispire Technology Inc. Reports Fourth Quarter and Fiscal Year 2026 Financial Results

Q4 Revenue Increased 33% Year-over-year and 43% Sequentially to $26.7 Million

Full Year Operating Cash Burn Improves by $6.8 Million, Signaling Progress Toward Cash Flow Positive

Multiple Possible Revenue Catalysts Coming Online as Malaysia Manufacturing and Vapor ODM Scale Up; Joint Venture Proprietary Age-Gating and G-Mesh Technologies Advance Toward Commercialization

LOS ANGELES, Sept. 15, 2026/PRNewswire/--Ispire Technology Inc. (Nasdaq: ISPR) (“Ispire,” the “Company,” “we,” “us,” or “our”), an innovator in vaping technology and precision dosing, today reported financial results for the fourth quarter and fiscal year ended June 30, 2026.

Steven Przybyla, President of Ispire, commented, “We believe fourth quarter results mark an important inflection point for the company and the turnaround we began more than a year ago. Fourth quarter revenue increased 33% year-over-year and 43% sequentially to $26.7 million, while operating cash flow also increased sequentially. In our view, these results demonstrate that the restructuring and investments we have made are beginning to translate into improved operating performance and position us for a fundamentally improved fiscal 2027. Our Malaysia manufacturing facility is now fully operational, our Vapor ODM platform is entering the market, and we continue to advance IKE Tech’s proprietary age-gating technology toward commercialization. We have also begun to expand beyond vaping through our joint venture with Jincheng Pharma, giving us a platform to enter the rapidly growing nicotine pouch market.

“These initiatives span different stages of development and create a diversified set of possible growth drivers. In the near term, we believe our Malaysia manufacturing and ODM platforms are positioned to expand our addressable customer base, strengthen our competitive position and generate new revenue opportunities. Over the longer term, IKE Tech’s age-gating technology is showing the potential to address significant unmet needs in not just the U.S. market, but globally, while our G-Mesh continues to generate interest from leading global tobacco companies and major international brands.

“We believe fiscal 2027 will be a transformational year of fundamental growth and change for Ispire. We expect it will be the first full year of vapor and nicotine pouch production at our company-owned factories in Malaysia, a year of major commercial developments and contracts within our IKE Tech joint venture and a year of continued investment in cutting-edge technologies that we believe can be highly accretive to the balance sheet and long-term value of the business.

Multiple Growth Catalysts, Each Backed by a Massive Addressable Market

Catalyst	Timeline	Opportunity
Malaysia Manufacturing	Now	~$73B global vape market; 25% tariff advantage over China for exports to US
Vapor ODM	July 2026 / 2027	Mid-sized brands in 2026; large brand partnerships in 2027
Age-Gating (IKE Tech)	2027+	~$50-70B US flavored vape market currently locked; ~6B devices/year US TAM
G-Mesh Technology	2027+	$24B+ legal global vape market; licensing discussions with big tobacco underway

Summary Financial Results for the Three Months Ended June 30, 2026

Revenue was $26.7 million, compared to $20.1 million in the fourth quarter of fiscal year 2025. The increase of $6.6 million, or 32.5%.

Gross profit was $1.7 million compared to $2.5 million for the fourth quarter of fiscal year 2025. Gross margin was 6.3% compared to 12.3% for the year ago period. Gross margin was impacted by inventory impairments in Q4.

Total operating expenses were $15.2 million, a 11.1% reduction compared to $17.1 million for the fourth quarter of fiscal year 2025. Credit loss expense was $9.2 million, an increase of $533,000 compared to $8.6 million in the year ago period.

Net loss was $13.8 million, or ($0.24) per share, an improvement of $971,000 compared to a net loss of $14.8 million, or ($0.26) per share, in the fourth quarter of fiscal year 2025.

Adjusted EBITDA loss was ($2.3) million, an improvement of $2.1 million, compared to an Adjusted EBITDA loss of ($4.4) million in the year ago period.

Cash: At June 30, 2026, the Company held cash of $19.3 million and working capital of $803,000. An increase of $1.3 million in cash and decrease of $86,000 in working capital from the quarter ended March 31, 2026.

Summary Financial Results for the Fiscal Year Ended June 30, 2026

Revenue was $96.0 million, compared to $127.5 million in fiscal 2025. The decrease of $31.5 million, or 24.7%, was primarily driven by lower cannabis vaping hardware sales in the United States, which decreased by $17.4 million to $15.1 million, and lower vaping product sales in Europe, which decreased by $12.7 million to $61.4 million. Product sales in Asia Pacific, excluding China, also decreased by $1.4 million to $10.9 million.

Gross profit was $12.3 million compared to $22.6 million for fiscal 2025. Gross margin was 12.8% compared to 17.8% for fiscal 2025. Gross margin was impacted by changes in product mix and a one-time increase in inventory provision accrued during the year ended June 30, 2026.

Total operating expenses were $44.9 million, a 26% reduction compared to $60.5 million for fiscal 2025. Credit loss expense was $20.7 million, a decrease of $1.3 million compared to $22.0 million in fiscal 2025.

Net loss was $33.2 million, or ($0.58) per share, an improvement of $6.0 million, compared to a net loss of $39.2 million, or ($0.69), in fiscal 2025.

Adjusted EBITDA loss was ($4.0) million, an improvement of $4.8 million, compared to an Adjusted EBITDA loss of ($8.8) million in fiscal 2025.

Net cash used in operating activities was $569,000, and improvement of $6.8 million, compared to Net cash used in operating activities of $7.4 million in fiscal 2025,

Outlook

The Company previously expected to achieve cash-flow-positive performance in the second half of calendar year 2026. While operating cash flow has improved substantially year over year, the Company has made investments related to its Malaysia manufacturing facility during the first quarter of fiscal year 2027, which makes the timing of achieving cash-flow positive less certain. Management remains focused on reaching positive cash flow as the benefits of the Company’s new manufacturing and commercial programs begin to scale.

Conference Call

The Company will conduct a conference call at 8 am ET on Wednesday, September 16, 2026, to discuss the results, followed by a Q&A session.

To listen to the conference call, please dial in using the information below. When prompted upon dialing-in, please ask for the “Ispire Technology Call.”

●	Date: Wednesday, September 16, 2026

●	Time: 8 am ET

●	Dial-In Numbers: United States 1-877-451-6152 or International 1-201-389-0879

This conference call will be webcast live and can be accessed by all interested parties at:

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available until 11:59 pm ET on Wednesday, September 30, 2026. To listen, please dial 1-844-512-2921 or +1-412-317-6671. Use the passcode 13762496 to access the replay.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license more than 400 patents worldwide. Ispire’s branded e-cigarette products are marketed under the Aspire name and are sold worldwide (except in the U.S., People’s Republic of China and Russia) primarily through its global distribution network. The Company also engages in original design manufacture (ODM) relationships with e-cigarette brands and retailers worldwide. The Company’s cannabis products are marketed under the Ispire brand name primarily on an ODM basis to other cannabis vapor companies. Ispire sells its cannabis vaping hardware in the US, Europe and South Africa and it recently commenced marketing activities and customer engagement in Canada and Latin America. For more information visit www.ispiretechnology.com or follow Inspire on Instagram, LinkedIn, Twitter and YouTube.

Non-GAAP Financial Measures

In evaluating its business, the Company uses or may use certain non-GAAP measures as supplemental measures to review and assess its operating and financial performance. These measures are commonly used in the manufacturing industry to provide stockholders and potential investors with additional information that excludes unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of the Company’s ongoing operating results. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools when assessing the Company’s operating and financial performances, and investors should not consider them in isolation, or as a substitute for any consolidated statement of operations data prepared in accordance with U.S. GAAP. The reconciliations to EBITDA and Adjusted EBITDA from relevant GAAP metrics are included at the end of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: whether the Company may be successful in re-entering the U.S. ENDS market; the approval or rejection of any PMTA submitted by the Company; whether the Company will be successful in its plans to further expand into the African market; whether the Company’s joint venture with Touch Point Worldwide Inc. d/b/a/ Berify and Chemular Inc. (the “Joint Venture”) may be successful in achieving its goals as currently contemplated, with different terms, or at all; the Joint Venture’s ability to innovate in the e-cigarette technology space or develop age gating or age verification technologies for nicotine vaping devices; the Company’s ability to collect its accounts receivable in a timely manner; the Company’s business strategies; the ability of the Company to market Ispire ONE™ and G-Mesh; G-Mesh and Ispire ONE™’s success in meeting its goals; the ability of its customers to derive the anticipated benefits from G-Mesh or Ispire ONE™ and the success of its products on the markets; Ispire ONE™ proving to be safe; the timing of the Company’s ability to achieve positive cash flow, if at all; whether the Company’s joint venture with Jincheng Pharma may be successful in achieving its goals as currently contemplated, with different terms, or at all; and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Ispire’s Annual Report on Form 10-K for the year ended June 30, 2025 and any subsequent filings which Ispire makes with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by applicable law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

HAYDEN IR:

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com

-- Tables Follow –

ISPIRE TECHNOLOGY INC.

CONSOLIDATED BALANCE SHEETS

(In $USD, except share and per share data)

	June 30,
	2026	2025
Assets
Current assets:
Cash	$19,328,650	$24,351,765
Restricted cash	50,228	-
Accounts receivable, net	19,819,480	39,588,998
Inventories, net	3,126,252	6,647,970
Prepaid expenses and other current assets	2,519,129	2,244,505
Due from a related party	590,911	75,147
Total current assets	45,434,650	72,908,385

Other assets:
Property, plant and equipment, net	2,423,509	2,952,800
Intangible assets, net	2,572,060	2,232,620
Right-of-use assets – operating leases	3,028,385	5,030,005
Other investment	2,000,000	2,000,000
Equity method investment	8,611,823	9,515,546
Other non-current assets	122,431	210,617
Accounts receivable – non current	-	7,367,158
Deferred tax assets	85,713	-
Total other assets	18,843,921	29,308,746
Total assets	$64,278,571	$102,217,131

Liabilities and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$5,651,330	$4,172,476
Accounts payable – related party	29,312,960	52,420,256
Contract liabilities	1,886,012	4,861,250
Accrued liabilities and other payables	5,532,103	8,099,991
Borrowing – current portion	805,361	1,146,766
Operating lease liabilities – current portion	1,443,763	1,838,815
Total current liabilities	44,631,529	72,539,554

Other liabilities:
Amount due to a related party	47,000,000	25,000,000
Borrowing – net of current portion	-	805,361
Operating lease liabilities – net of current portion	1,893,249	3,267,522
Total liabilities	93,524,778	101,612,437

Commitments and contingencies

Stockholders’ (deficit) equity:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 57,609,396 and 57,193,734 shares issued and outstanding as of June 30, 2026 and June 30, 2025	5,760	5,719
Treasury stock, at cost	(60,488)	(60,488)
Additional paid-in capital	52,276,766	48,833,601
Accumulated deficit	(81,269,311)	(48,065,267)
Accumulated other comprehensive loss	(198,934)	(108,871)
Total stockholders’ (deficit) equity	(29,246,207)	604,694
Total liabilities and stockholders’ (deficit)/equity	$64,278,571	$102,217,131

ISPIRE TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(In $USD, except share and per share data)

	Years ended June 30,
	2026	2025

Revenue	$96,014,610	$127,494,304
Cost of revenue	83,716,563	104,844,633
Gross profit	12,298,047	22,649,671
Operating expenses:
Sales and marketing expenses	5,022,884	8,439,384
Credit loss expenses	20,715,826	22,034,812
General and administrative expenses	19,151,861	30,025,334
Total operating expenses	44,890,571	60,499,530
Loss from operations	(32,592,524)	(37,849,859)
Other income (expense):
Interest income	343,497	86,996
Interest expense	(374,168)	(188,764)
Exchange gain (loss), net	316,441	(86,570)
Other income, net	250,092	1,675
Total other income (expense)	535,862	(186,663)
Loss before income taxes	(32,056,662)	(38,036,522)
Income taxes	(1,147,382)	(1,203,704)
Net loss	$(33,204,044)	$(39,240,226)
Other comprehensive loss
Foreign currency translation adjustments	(90,063)	(167,214)
Comprehensive loss	(33,294,107)	(39,407,440)
Net loss per share
Basic and diluted	$(0.58)	$(0.69)
Weighted average shares outstanding:
Basic and diluted	57,306,470	56,853,552

ISPIRE TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In $USD, except share and per share data)

	Years ended June 30,
	2026	2025

Net loss	$(33,204,044)	$(39,240,226)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	944,995	812,483
Credit loss expenses	20,715,826	22,034,812
Right-of-use assets amortization	1,806,846	1,460,104
Stock-based compensation expenses	3,488,207	5,616,282
Inventory impairment	2,818,653	754,976
Loss from equity method investment	903,723	732,502
Right-of-use assets impairment	301,067	151,516
Debt issuance cost amortization	129,250	38,478
Deferred income taxes	(85,713)	-
Impairment loss on prepayments	539,497	-
Changes in operating assets and liabilities:
Accounts receivable	6,420,850	(9,331,350)
Inventories	703,065	(1,037,552)
Prepaid expenses and other current assets	(455,522)	(547,085)
Accounts payable and accounts payable – related party	371,558	10,766,537
Contract liabilities	(2,975,238)	2,643,084
Accrued liabilities and other payables	(219,699)	(555,383)
Operating lease liabilities	(1,875,618)	(1,358,074)
Prepaid income tax/income tax payable	(381,355)	(315,189)
Advances to a related party	(515,764)
Net cash used in operating activities	(569,416)	(7,374,085)

Cash flows from investing activities:
Purchase of property, plant and equipment	(305,952)	(1,100,704)
Acquisition of intangible assets	(449,191)	(939,075)
Joint venture investment payable	(2,327,311)	(3,158,826)
Net cash used in investing activities	(3,082,454)	(5,198,605)

Cash flows from financing activities:
Common stock repurchased	(45,001)	(60,488)
Proceeds from borrowing	-	2,080,863
Repayment of borrowing	(1,276,016)	(167,214)
Net cash (used in) provided by financing activities	(1,321,017)	1,853,161

Net decrease in cash and restricted cash	(4,972,887)	(10,719,529)
Cash and restricted cash - beginning of year	24,351,765	35,071,294
Cash and restricted cash – end of year	$19,378,878	$24,351,765

Reconciliation of cash and restricted cash
Cash	$19,328,650	$24,351,765
Restricted cash	50,228	-
Total cash, restricted cash and equivalents	19,378,878	24,351,765

Supplemental non-cash investing and financing activities
Leased assets obtained in exchange for operating lease liabilities	$-	$3,062,902
Reclassification of accounts receivable to accounts receivable – non current	$-	$7,367,158
Reclassification of accounts payable – related party to amount due to a related party	$22,000,000	$25,000,000
Supplemental disclosures
Cash paid for income taxes	$1,612,851	$1,531,924
Cash paid for interest	$374,168	$150,285

 ISPIRE TECHNOLOGY INC.

UNAUDITED ADJUSTED EBITDA RECONCILIATION (GAAP to non-GAAP)

(In $USD)

Unaudited and in U.S. dollars

Years ended June 30

	Years ended June 30,
	2026	2025
Net loss	$(33,204,044)	$(39,240,226)
Adjustments
Credit loss expense	$20,715,826	$22,034,812
Income tax expense	$1,147,382	$1,203,704
Stock-based compensation	$3,488,207	$5,616,282
Inventory impairment	$2,818,653	$754,976
Depreciation and amortization	$944,995	$812,483
Debt issuance cost amortization	$129,250	$38,478
Adjusted EBITDA (Non-GAAP)	$(3,959,731)	$(8,779,491)

Three months ended June 30

	Three months ended June 30,
	2026	2025
Net loss	$(13,819,287)	$(14,790,072)
Adjustments
Credit loss expense	$9,177,876	$8,645,045
Income tax expense	$377,320	$109,930
Stock-based compensation	$735,740	$692,531
Prepaid inventory impairment	$539,497	$-
Inventory impairment	$431,902	$681,284
Depreciation and amortization	$253,101	$220,203
Debt issuance cost amortization	$32,313	$38,478
Adjusted EBITDA (Non-GAAP)	$(2,271,538)	$(4,402,601)